Exhibit 32
Certification of CEO and CFO As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. § 1350)
In connection with the Annual Report of UST Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Murray S. Kessler, President and Chief Executive Officer of the Company, and Robert T. D’Alessandro, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: February 23, 2007

/s/ MURRAY S. KESSLER

Murray S. Kessler President and Chief Executive Officer

/s/ ROBERT T. D’ALESSANDRO

Robert T. D’Alessandro Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to UST Inc. and will be retained by UST Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is made solely for the purpose of 18 U.S.C. § 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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